May 10, 1996 Restated Articles of Incorporation

                                  EXHIBIT 3
                            ARTICLES OF INCORPORATION
                          -------------------------

                                  SECOND RESTATED
                             ARTICLES OF INCORPORATION
                                        OF
                          RIVIERA HOLDINGS CORPORATION


      Pursuant to the provisions of Nevada Revised Statutes ("NRS") Section
78.403 the undersigned corporation adopts these Second Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation filed June 18, 1993, and as amended to the date of this certificate, are hereby Restated as follows:


                                     ARTICLE I
                                       NAME

      The name of the corporation shall be RIVIERA HOLDINGS CORPORATION.


                                    ARTICLE II
                                 REGISTERED OFFICE

      The name of the Resident Agent and the street address of the registered office in the State of Nevada where process may be served upon the corporation is John A. Wishon, Riviera Hotel & Casino, 2901 Las Vegas Boulevard South, Las Vegas, Clark County, Nevada 89109. The corporation may, from time to time, in the manner provided by law, change the resident agent and the registered office within the State of Nevada. The corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.


                                    ARTICLE III
                                   CAPITAL STOCK

      Section 1. Authorized Shares. The total number of shares of capital stock of the corporation which the corporation shall have authority to issue is 20,000,000 shares of common stock, par value $.001 (the "Common Stock"). Notwithstanding the foregoing, the corporation shall be prohibited from issuing equity securities having no voting rights whatsoever.

      Section 2. Consideration for Shares. The capital stock authorized by
Section 1 of this Article shall be issued for such consideration as shall be fixed, from time to time, by the Board of Directors.



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      Section 3. Assessment of Stock. The capital stock of the corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid shall ever be assessable or assessed. No stockholder of the corporation is individually liable for the debts or liabilities of the corporation.

      Section 4. Cumulative Voting For Directors. No stockholder of the corporation shall be entitled to cumulative voting of their shares for the election of directors.

      Section 5. Preemptive Rights. No stockholder of the corporation shall have any preemptive rights.

      Section 6. Special Common Stock Voting Provisions. The holders of Common Stock shall, subject to Section 7, be entitled to one (1) vote for each share held and any action requiring the consent of the holders of Common stock shall be approved by the stockholders holding at least a majority of the voting power of the shares then outstanding, subject to the following special requirements.

            (a) Commencing on the date of initial issuance of shares of Common Stock and ending on the first anniversary thereof, the affirmative vote of the stockholders holding at least sixty percent (60%) of the voting power of the shares of Common Stock outstanding, voting separately as a single class, in person or in proxy, either In writing without a meeting or at a special or annual meeting of holders of Common Stock called for that purpose, shall be required before the corporation may Issue, in any single or related series of transactions, preferred stock, warrants, options or other securities (other than shares of Common Stock), exchangeable for, convertible into, or having the right to purchase with or without consideration, an amount of Common Stock equal to up to twenty percent (20%) or more of the Common Stock or common stock equivalents outstanding immediately prior to the proposed transaction.

            (b) At any time after the initial Issuance of shares of Common Stock, the affirmative vote of sixty percent (60%) of the shares of Common Stock then outstanding, voting separately as a single class, in person or in proxy, either in writing without a meeting or at a special or annual meeting of holders of Common Stock called for that purpose, shall be necessary to:

                  (i) Amend the Articles of Incorporation of the corporation or approve any resolution adopted by the Board of Directors which would materially alter or change the powers, preferences or special rights of the Common Stock so as to adversely affect the holders of the Common Stock, or to otherwise amend
Section 7 of the Articles of Incorporation (to the extent provided in Subsection 7(m)).

                  (ii) Amend the Articles of Incorporation of the corporation or approve any resolution adopted by the Board of Directors which would authorize or increase the authorized number of shares of any class or series of stock of the corporation ranking

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senior in preference or privilege to the Common Stock either as to dividends or upon liquidation, dissolution or winding up;

                  (iii) Authorize any merger or consolidation, the effect of which is that (A) the corporation will not be the continuing or surviving person, or (B) if the corporation is the continuing or surviving person, the shares of Common Stock of the corporation outstanding immediately prior to such transaction shall be changed into or exchanged for equity securities, or other securities of any other person, or for cash or any property other than securities; and

                  (iv) Authorize (A) any sale, lease or exchange of all or substantially all of the properties or assets of the corporation in one transaction or a related series of transactions, or (8) the voluntary liquidation, dissolution or winding up of the corporation.

      Section 7.  Substantial Stockholders.

            (a) It is the declared intent and policy of this corporation and its stockholders that control of this corporation is an asset that belongs to all stockholders of this corporation and that all such stockholders are entitled (i) to participate, through an election to sell or otherwise dispose of their shares, in any proposed acquisition of control of this corporation by another person, and (ii) to be offered a price for their shares which is fair and equitable under the circumstances and which includes an appropriate premium for the acquisition of such control.

            (b) From and after the date any person first becomes a Substantial Stockholder (as defined in Subsection 7(f)(2)) until such time as such person shall cease to be a Substantial Stockholder, holders of issued and outstanding shares of Common Stock (as defined in Subsection 7(f)(10)) beneficially owned (as defined in Subsection 7(f)(3)) by such Substantial Stockholder, as of any record date for the determination of stockholders entitled to vote on or consent to any matter, in excess of 10% of the then issued and outstanding shares of Common Stock shall, subject to the provisions of the last two sentences of this Subsection 7(b), be entitled to cast only one-hundredth (1/100) of one vote per share for each such share in excess of 10% of the then issued and outstanding shares of Common Stock. Notwithstanding the foregoing, in the event such Substantial Stockholder, or an Affiliate (as defined in Subsection 7(f)(7)) thereof, or any other person deemed to be the beneficial owner of Common Stock also beneficially owned by such Substantial Stockholder, shall consummate a Tender Offer (as defined in Subsection 7(f)(9)) conforming with the provisions of Subsections 7(d) and 7(e), holders of all Common Stock beneficially owned by such Substantial Stockholder shall thereupon be entitled to cast one vote per share of Common Stock on each matter voted upon or consented to by the holders of Common Stock of this corporation. The number of votes which may be cast by any record owner by virtue of the provisions of this Section 7 in respect of Common Stock beneficially owned by a Substantial Stockholder shall be a number equal to the total number of votes which a single record owner of all shares of Common Stock beneficially owned by such Substantial Stockholder would be entitled to cast, multiplied by a fraction,

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the numerator of which is the number of shares of Common Stock beneficially owned by such Substantial Stockholder and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such Substantial Stockholder, whether or not owned of record.

            (c) Until such time as a Substantial Stockholder (or an Affiliate thereof or any other person deemed to be the beneficial owner of Common Stock also beneficially owned by such Substantial Stockholder) shall consummate a Tender Offer conforming with the provisions of Subsections 7(d) and 7(e), in no event (but subject to the provisions of the last sentence of this Subsection 7(c)) shall such Substantial Stockholder and the record owner(s) of all shares of any Common Stock beneficially owned by such Substantial Stockholder collectively be entitled or permitted to cast, by virtue of their beneficial or record ownership of Common Stock beneficially owned by such Substantial Stockholder, in excess of 15% of the total number of votes which the holders of all then outstanding Common Stock would (after giving effect to the provisions of Subsection 7(b)) be entitled to cast on any matter presented to the holders of Common Stock for vote. If the provisions of the preceding sentence shall have the effect of reducing the total number of votes which any Substantial Stockholder and the record owner(s) of Common Stock beneficially owned by such Substantial Stockholder shall be entitled to cast, such reduction shall be effected, and the number of votes which such record owner(s) shall be entitled to cast (by reason of this Subsection 7(c)) shall be determined, in accordance with the provisions of the last sentence of Subsection 7(b).

            (d) The Tender Offer referred to in the second sentence of Subsection 7(b) and in the first sentence of Subsection 7(c) shall mean a Tender Offer to acquire at not less than the applicable Offer Price (as defined in Subsection 7(e)) any and all shares of Common Stock then outstanding and not beneficially owned by the Substantial Stockholder to which such Tender Offer relates. In no event shall any Tender Offer referred to in this Subsection 7(d) remain open for less than twenty (20) business days (as defined in the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the Effective Date) or provide that shares duly tendered pursuant thereto will not be purchased within forty (40) business days after the commencement of such Tender Offer, and in the event that at the time such Tender Offer is commenced the terms and conduct thereof shall riot be directly regulated by Sections 14(d) or 13(a) of the Securities Exchange Act of 1934 and the Rules and Regulations thereunder, or any successor federal laws and regulations, then such Tender Offer shall conform in all respects with the provisions of the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder, as in effect on the Effective Date. The consideration to be received by holders of Common Stock in any such Tender Offer shall be in the form of cash (which may be payable by check) exclusively, and such Tender Offer shall be deemed consummated only when payment in full shall be made for all duly tendered shares. A Tender Offer shall not be deemed to have conformed or compiled with the provisions of this Subsection 7(d) unless (i) such Substantial Stockholder or Affiliate requests the Board of Directors to note it if the board or a majority of the Continuing Directors (as defined in Subsection 7(f)(5)), as the case may be, exercises its discretion to utilize an "Established Price, as contemplated by Subsection

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7(e)(2) and (ii) such Tender Offer is commenced within thirty (30) days after the first public announcement thereof setting forth the Offer Price thereof (such public announcement being hereinafter referred to as the "Announcement" of such Tender Offer.)

            (e) (1) The "Offer Price" for any Tender Offer referred to in Subsection 7(d) shall be an amount per share of Common Stock equal to the highest price per share of Common Stock (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by such Substantial Stockholder (or any of its Affiliates or any other person deemed to be the beneficial owner of Common Stock also beneficially owned by such Substantial Stockholder) in acquiring any shares of Common Stock within the consecutive three (3) year period preceding the date of the Tender Offer; provided, however, that a majority of the Whole Board (as defined in Subsection 7(f)(6)), in its discretion, may determine, but only if a majority of the Whole Board shall then consist of Continuing Directors or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, in their discretion, may determine, that, in lieu of an amount per share of Common Stock determined above, such Offer Price shall be an amount per share of Common Stock which shall not be less than a price per share of Common Stock (the "Established Price") established and determined in writing by an independent, nationally recognized investment-banking firm selected by a majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board does not then consist of Continuing Directors, by a majority of the then Continuing Directors, as then a fair and appropriate price (considering this corporation, on a consolidated basis, as a going concern or on the basis of its value in liquidation, whichever circumstance would result in the highest such price) for the sale of this corporation in a privately negotiated, arm's-length transaction with a person other than a Substantial Stockholder or an Affiliate of such Substantial Stockholder, in light of then prevailing economic conditions, the business and assets of and future prospects for this corporation, the synergistic benefits expected to be derived by the acquiring person(s) from an acquisition of or combination with this corporation, recent examples of similar transactions and other factors then generally considered and relied upon by the investment banking community in making determinations or recommendations as to price in arm's- length acquisition transactions.

                  (2) This corporation shall furnish to any Substantial Stockholder requesting in writing (such request to be addressed to this corporation's chairman of the board at the principal executive offices of this corporation), within ninety (90) days after receipt of such request, a certificate of an officer of this corporation either specifying the Established Price, or stating that the Board of Directors or a majority of the Continuing Directors, as the case may be, has determined not to utilize an Established Price, pursuant to Subsection 7(e)(1). Each such request by a Substantial Stockholder shall specify the price paid or agreed to be paid for shares of Common Stock within the three (3) year period referred to in Subsection 7(e)(1). In the event there shall be no Announcement of a Tender Offer complying with the provisions of Subsections 7(d) and 7(e) within forty-five (45) days after receipt of any such certificate by the Substantial Stockholder making such request, such Substantial Stockholder shall no longer be entitled to rely thereon or act on

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the basis thereof. In such event, such Substantial Stockholder shall be entitled to make a further request as to the determination to utilize an Established Price, and the Board of Directors, or the Continuing Directors, as the case may be, shall be authorized and empowered, in response to any such subsequent request (such subsequent request and response to conform with and to be subject to the foregoing provisions of this Subsection 7(e)(2) to determine whether to utilize an Established Price as contemplated by Subsection 7(e)(1)) established and determined (as hereinabove provided) on the basis of then prevailing circumstances.

                  (3) Historical prices per share applied in accordance with Subsection 7(e)(1) shall be appropriately adjusted to reflect stock splits, combinations and recapitalization of the shares of Common Stock subsequent to the date on or as of which such prices are to be determined.

            (f) For the purposes of this Section 7:

                  (1) A "Person" shall mean any individual, firm, corporation or other entity.

                  (2) "Substantial Stockholder" shall mean any person or Group (as defined in Subsection 7(f)(13)), other than this corporation or any Subsidiary (as defined in Subsection 7(f)(8)), who or which has acquired within any consecutive three year period beneficial ownership, directly or indirectly, of more than 10% of the outstanding Common Stock (determined solely on the basis of the total number of shares of Common Stock so beneficially owned (and without giving effect to the number or percentage of votes entitled to be cast in respect of such shares), in relation to the total number of shares of Common Stock issued and outstanding, provided, however, that a person shall not be deemed to be a Substantial Stockholder by reason of any shares of Common Stock issued to such person pursuant to the Joint Plan (as defined in Subsection 7(f)(11)), provided further, however, that a person shall not be deemed to be a Substantial Stockholder for any purposes hereof, it such person (or an Affiliate thereof or any other person deemed to be the beneficial owner of Common Stock also beneficially owned such person) shall, prior to the time such person becomes the beneficial owner directly or indirectly of more than 10% of the outstanding Common Stock, commences and thereafter shall consummate a Tender Offer for any and all shares of Common Stock, the terms of which shall be approved and recommended to stockholders as in the best interests of the Company and its stockholders, by two-thirds of the members of the Whole Board (but only if at least a majority of the members of the Board of Directors acting upon such matter shall be Continuing Directors).

            (3) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in

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effect as of the Effective Date; provided however that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock

                  (a) which such person or any of its Affiliates or Group beneficially owns, directly or indirectly; or

                  (b) which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any Common Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

                  (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this corporation; and provided further, however, that (i) no director or officer of this corporation (nor any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any Affiliate thereof, and (ii) no employee stock ownership or similar plan of this corporation or any Subsidiary nor any trustee with respect thereto (nor any Affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan.

                  (4) For purposes of computing the percentage of beneficial ownership of Common Stock of a person in order to determine whether such person is a Substantial Stockholder, the outstanding Common Stock shall Include shares deemed owned by such person through application of Subsection 7(f)(3) but shall not include any other Common Stock which may be issuable by this corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                  (5) "Continuing Director" shall mean a person who was a member of the Board of Directors as of the Effective Date or thereafter elected by the stockholders or appointed by the Board of Directors of this corporation prior to the date as of which the

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Substantial Stockholder in question became a substantial Stockholder, or a person designated (before his initial election or appointment as a director) as a Continuing Director by a minority of the Whole Board, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, by a majority of the then Continuing Directors.

                  (6) "Whole Board" shall mean the total number of directors which this corporation would have if there were no vacancies.

                  (7) "Affiliate" of any specified person means a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or under direct or indirect common control with, such specified person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with",) as used with respect to any person, shall mean the possession, directly or indirectly, or the power to direct or cause the direction of the management or polices of such person, whether through the ownership of Common Stock or by agreement or otherwise.

            (8) "Subsidiary" shall mean any corporation of which a majority of each class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the Effective Date) Is owned, directly or indirectly, by this corporation.

            (9) "Tender Offer" shall mean an offer to acquire equity securities pursuant to a request or invitation for tenders.

            (10) "Common Stock" shall mean this corporation's common stock authorized as of the Effective Date and shall also include any capital stock of any class or series of this corporation thereafter authorized which shall be neither limited nor entitled to a fixed sum or percentage in respect of dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of this corporation. In the event there shall at any time be more than one class or series of capital stock issued and outstanding which constitutes Common Stock, all references In this Section 7 to Common Stock, or to any Tender Offer, Offer Price or Established Price, shall be deemed to refer to and apply to each such class or series of Common Stock individually and the provisions of this Section 7 shall be deemed to apply separately to each such class or series of Common Stock.

            (11) "Joint Plan" means the Debtor's and Bondholders' Committee's Joint Plan of Reorganization, dated October 30, 1992, as amended by the Amended Joint Plan of Reorganization dated November 30, 1992, the Second Amended Joint Plan of Reorganization dated January 8, 1993 and the Modified and Restated Second Amended Joint Plan of Reorganization dated June 4, 1993 (and as may be further amended or modified) in connection with the Reorganization case.


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            (12) "Effective Date" means the date of initial issuance of the
Common Stock.

            (13) "Group" means a "group" as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (or any successor rule or statutory provision).

            (g) Notwithstanding anything to the contrary contained in this
Section 7, at any time prior to the time that a Stockholder becomes a Substantial Stockholder, if two-- thirds of the Whole Board shall have the power to waive, but only if two-thirds of the Whole Board shall then consist of Continuing Directors, or, if two-thirds of the Whole Board shall not then consist of Continuing Directors, two-thirds of the then Continuing Directors shall have the power to waive, the voting limitation with respect to a Substantial Stockholder set forth in Subsection 7(b) if it is determined by two-thirds of such Whole Board (or Continuing Directors, as the case may be) that the accumulation of such shares of Common Stock by the Substantial Stockholder will not have an adverse effect on this corporation,

            (h) A majority of the Whole Board shall have the power to determine, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, for the purposes of this Section 7, on the basis of information known to them: (i) the number of shares of Common Stock beneficially owned by any person; (ii) whether a person is an Affiliate of another; (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in Subsection 7(f)(3); (iv) whether the purchase price offered pursuant to any Tender Offer referred to In Subsection 7(d) conforms to the requirements as to minimum Offer Price set forth in Subsection 7(e); and (v) any other factual matter relating to the applicability or effect of this Section 7.

            (i) A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Continuing Directors, or, if a majority of the Whole Board shall not then consist of Continuing Directors, a majority of the then Continuing Directors, that any person who it is reasonably believed is a Substantial Stockholder (or holds of record Common Stock beneficially owned by any Substantial Stockholder) supply this corporation with complete information as to: (i) the record owner(s) of all shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder; (ii) the number of, and class or series of, shares beneficially owned by such person who it is reasonably believed is a Substantial Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares; and (iii) any other factual matter relating to the applicability or effect of this Section 7, as may reasonably be requested of such person, and such person shall furnish such information within 10 days after the receipt of such demand.

            (j) Except as otherwise provided by law, the presence, in person or by proxy, of the holders of record of shares of Common Stock of this corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the

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provisions of this Section 7) entitled to be cast by the holders of shares of
Common Stock of the corporation entitled to vote shall constitute a quorum at all meetings of the holders of Common Stock, and every reference in the Articles of Incorporation to a majority or other proportion of Common Stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such Common Stock.

            (k) Any determinations made by the Board of Directors or by the Continuing Directors, as the case may be, pursuant to this Section 7 in good faith and on the basis of such information as was then reasonably available for such purpose shall be conclusive and binding upon this corporation and its stockholders, including any Substantial Stockholder.

            (l) Anything to the contrary contained in this Section 7 notwithstanding, and without limiting the powers, duties and obligations of the Board of Directors, the Board of Directors is entitled and authorized, consistent with its duties as such and its obligations to this corporation and its stockholders, to consider the terms of any proposed Tender Offer or acquisition proposed by any person, and to determine if and whether to recommend acceptance or rejection thereof, notwithstanding compliance thereof with the provisions of Subsections 7(d) and 7(e), and in connection therewith, to take or authorize any and all appropriate and proper action deemed in the judgment of the Board of Directors in the best interests of this corporation and the stockholders in the event the Board of Directors shall determine to recommend rejection thereof.

            (m) Any amendment, alteration, change or repeal of this Section 7 shall require the affirmative vote of the holders of then outstanding Common Stock entitling the holders thereof to cast at least 60% of the votes entitled to be cast by the holders of all of the then outstanding Common Stock, provided, however, that this Subsection 7(m) shall not apply to, and such 60% vote shall not be required for, any amendment, alteration, change or repeal declared advisable by the Board of Directors by the affirmative vote of two-thirds of the Whole Board and submitted to the stockholders for their consideration, but only if a majority of the members of the Board of Directors acting upon such matter shall be Continuing Directors.

            (n) Nothing contained in this Section 7 shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law.

            (o) In the event any Subsection (or portion thereof) of this Section 7, including, without limitation Subsection 7(c), shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section 7 shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this corporation and its stockholders that each such remaining provision (or portion thereof) of this Section 7 remain, to the fullest extent

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permitted by law, applicable and enforceable as to all stockholders, including
Substantial Stockholders, notwithstanding any such finding.


                                    ARTICLE IV
                              DIRECTORS AND OFFICERS

      Section 1. Number of Directors. The members of the governing board of the corporation are styled as directors. The number of directors may be fixed and changed from time to time In such manner as shall be provided In the bylaws of the corporation and shall be no less than three (3) nor more than ten (10).

      Section 2. Initial Directors. The names and post office box or street addresses of the directors constituting the Board of Directors, which shall be four (4) in number are:

            NAME                    ADDRESS
            ----                    -------

            William Westerman       2901 Las Vegas Boulevard South
                                    Las Vegas, NV 89109

            Philip Hannifin         2901 Las Vegas Boulevard South
                                    Las Vegas, NV 89109

            William Friedman        2901 Las Vegas Boulevard South
                                    Las Vegas, NV 89109

            Robert Barengo          2901 Las Vegas Boulevard South
                                    Las Vegas, NV 89109


      Section 3. Limitation of Personal Liability. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided, however, that the foregoing provision does not eliminate or limit the liability of a director or officer of the corporation for:

            (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

            (b) The payment of distributions in violation of Nevada Revised Statutes 78.300.

      Section 4. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada as may be provided for by the corporation in its bylaws or by agreement, the reasonable expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding, involving alleged acts or omissions

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of such officer or director in his or her capacity as an officer or director of the corporation, must be paid, by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation,

      Section 5. Repeal And Conflicts. Any repeal or modification of Sections 3 or 4 above approved by the stockholders of the corporation shall be prospective only. In the event of any conflict between Sections 3 or 4 of this Article and any other Article of the Corporation's Articles of Incorporation, the terms and provisions of Sections 3 or 4 of this Article shall control.

      Section 6. Compliance with Gaming Control Act. All of the directors of the corporation shall be subject to, and the composition of the Board of Directors shall be in compliance with, the requirements and qualifications imposed by the Nevada Gaming Control Act (Nevada Revised Statutes ss.463.010 et seq., as amended from time to time), or any successor provision of Nevada law, and the regulations promulgated thereunder, and the rules and regulations of any governmental agency responsible for the licensing and regulation of gaming operations, including without limitation, the Nevada State Gaming Control Board, the Nevada State Gaming Commission and the Clark County Liquor and Gaming Licensing Board.


                                     ARTICLE V
                                   INCORPORATOR

      The name and post office box or street address of the incorporator who signed the original Articles of Incorporation is:

                  NAME                    ADDRESS
                  ----                    -------

                  Kenneth A. Woloson      600 East Charleston Boulevard
                                          Las Vegas, Nevada 89104


                                    ARTICLE VI
                      AMENDMENT OF ARTICLES OF INCORPORATION

      Subject to the special voting provisions with respect to Common Stock contained In Article III, these Articles of Incorporation may be amended, modified, altered or repealed only with the affirmative vote of stockholders holding shares in the corporation of each class entitling them to exercise at least a major of the voting power.

                                    ARTICLE VII
                         LIMITATION ON POWER OF DIRECTORS

      Notwithstanding any other provision of these Articles of Incorporation, the affirmative vote of two-thirds (2/3rds) of the directors then in office shall be required to authorize or approve any amendment, modification or supplement to (a) the Indenture and the First Supplemental Indenture to be entered into by and among the corporation, as issuer, Riviera Operating Corporation ("ROC"), as guarantor, and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), relating to the 11% First Mortgage Notes Due December 31, 2002 (or any other series of notes issued thereunder (collectively, the "Notes")) of the corporation in the form finally confirmed by the court in the reorganization case of Riviera, Inc. under Chapter 11 of Title 11 of the United States Code (Case No. BK-S91-24940) ("Reorganization Case"); (b) the Notes, (c) the Dead of Trust, Assignment of Rents and Security Agreement of the corporation, as trustor, in favor of the Trustee, as beneficiary, relating to the Notes; (d) the Security Agreement by and among the corporation and ROC as debtors, and the Trustee, as secured party, relating to the Notes; or (a) any of the other agreements entered into by the corporation In connection with the Issuance of the Notes or the provision of security for payment of the Notes which are listed in the Confirmation Order entered in the Reorganization Case.


                            /s/ William L. Westerman
                                                ------------------------
                              William L. Westerman



                               /s/ John A. Wishon
                                                ---------------------
                                 John A. Wishon


                                   VERIFICATION

      We, the undersigned, William L. Westerman and John A. Wishon, being respectively the President and Chairman of the Board of Directors, and the Secretary of the corporation, being first duly sworn, do hereby declare that the Board of Directors of Riviera Holdings Corporation, at a meeting held May 10, 1996, adopted a resolution authorizing the filing of the Second Restated Articles of Incorporation with the Nevada Secretary of State, and authorized the President and Secretary of the corporation to execute this document. This document sets forth the text of the Articles of Incorporation as amended to the date of this certificate. The original Articles of Incorporation were filed with the Nevada Secretary of State on January 27, 1993, and the [first] Amended and Restated Articles of Incorporation were filed with the Nevada Secretary of State on June 18, 1993.

      IN WITNESS WHEREOF we have executed these Second Restated Articles of Incorporation of RIVIERA HOLDINGS CORPORATION on this 10th day of May, 1996.


                            /s/ William L. Westerman
                                                -----------------------------
                              William L. Westerman
                                                President and
                                                Chairman of Board of Directors



                               /s/ John A. Wishon
                                                -----------------------------
                                 John A. Wishon
                                                Secretary



STATE OF NEVADA   )
                  ) ss:
COUNTY OF CLARK   )

      On this 10th day of May, 1996, personally appeared before me, a Notary Public, WILLIAM L. WESTERMAN and JOHN A. WISHON, personally known to me to be the persons whose names are subscribed to the above instrument, and who acknowledged that they executed this Instrument for the uses and purposes stated therein.

      WITNESS my hand and official seal.


                             /s/ Margery S. Frantzen
                                                -----------------------------
[notary seal]                                   NOTARY PUBLIC

                                                                    EXHIBIT 3


Attached hereto is a representative specimen of a common stock certificate of Riviera Holdings Corporation.

                            CERTIFICATE OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF

                          RIVIERA HOLDINGS CORPORATION

         Pursuant to Nevada Revised Statutesss.78.390, we the undersigned William L. Westerman, President, and Duane R. Krohn, Secretary, of Riviera Holdings Corporation do hereby certify:

1. That the Board of Directors of said corporation, at a meeting duly convened and held on the 8th day of June 1999 (the "Annual Meeting"), adopted a resolution to amend the Second Restated Articles of Incorporation, filed May 10, 1996, by adding new Articles VIII and IX to read as follows:

                                  "ARTICLE VIII

                             [Intentionally Omitted]

                                   ARTICLE IX

                   COMPLIANCE WITH THE APPLICABLE GAMING LAWS

Section 1. Definitions. For purposes of this Article IX, the following terms shall have the meaning specified below:

(a) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) "Affiliated Companies" shall mean those companies directly or indirectly affiliated or under common Ownership or Control with the corporation, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws, or which are seeking to be registered or licensed.

(c) "Divestiture" shall mean the sale or other disposition of securities in a manner which would not (i) violate the federal securities laws or the securities laws of any state and (ii) result or be likely to result in any Person being required to be licensed, found suitable or otherwise approved by any Gaming Authority.

(d) "Divestiture Date" shall mean, with respect to any Divestiture, the date on which such Divestiture must be completed, as determined by any Gaming Authority or the Board of Directors of the Corporation in its sole discretion, as applicable.

(e) "Divestiture Notice" shall mean that notice requiring Divestiture served by the corporation on an Unsuitable Person if a Gaming Authority requires the corporation, or the Board of Directors of the corporation deems it necessary or advisable, to require such Unsuitable Person to undertake a Divestiture of the corporation's securities. Each Divestiture Notice shall set forth (a) the Divestiture Date, (b) the kind and number of shares of securities required to be divested, and (c) any other requirements relating to such Divestiture.

(f) "Effective Date" shall mean the date that a Certificate of Amendment amending the Second Restated Articles of Incorporation of the corporation to include the provisions of this Article IX becomes effective under Nevada law.

(g) "Existing Holder" shall mean any Person who Owns or Controls on the Effective Date any securities of the corporation or any securities of or interest in any Affiliated Company, and any Affiliate of such Person as of such date.

(h) "Gaming" or "Gaming Activities" shall mean the conduct of gaming and gambling activities, or the use of gaming devices, equipment and supplies in the operation of a casino or other gaming enterprise, including, without limitation, slot machines, gaming devices, games, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems and related and associated equipment and supplies.

(i) "Gaming Authorities" shall mean all international, foreign, federal, state and local regulatory and licensing bodies and agencies with authority over Gaming within any Gaming Jurisdiction.

(j) "Gaming Jurisdictions" shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are lawfully conducted.

(k) "Gaming Laws" shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming within any Gaming Jurisdiction, and all rules and regulations promulgated by such Gaming Authority thereunder.

(l) "Gaming Licenses" shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by a Gaming Authority necessary for or relating to the conduct of Gaming Activities.

(m) "Ownership and Control" (and derivatives thereof) shall mean (i) ownership of record, (ii) "beneficial ownership" as defined in Rule 13 d-3 promulgated by the SEC under the Securities Act, and (iii) the power to direct and manage, by agreement, contract, agency or other manner, the voting or management rights or disposition of securities of the corporation.

(n) "Person" shall mean an individual, partnership, corporation, limited liability company, trust or any other entity.

(o) "Redemption Date" shall mean the date by which the securities Owned or Controlled by an Unsuitable Person are to be redeemed by the corporation.

(p) "Redemption Notice" shall mean that notice of redemption served by the corporation on an Unsuitable Person if a Gaming Authority requires the corporation, or the Board of Directors of the corporation deems it necessary or advisable, to redeem such Unsuitable Person's securities. Each Redemption Notice shall set forth (a) the Redemption Date; (b) the kind and number of shares of securities to be redeemed; (c) the Redemption Price and the manner of payment therefor; (d) the place where certificates for such shares shall be surrendered for payment; and (e) any other requirements of surrender of the certificates, including how they are to be endorsed, if at all.

(q) "Redemption Price" shall mean the per share price for the redemption of any securities to be redeemed pursuant to this Article, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price per share to be paid, that sum deemed reasonable by the Corporation, which shall in no event be in excess of the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the Unsuitable Person by the corporation; or, if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System; or if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system. The Redemption Price may be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the corporation elects.

(r) "Unsuitable Person" shall mean a Person who Owns or Controls any securities of the corporation or any securities of or interest in any Affiliated Company, and any Affiliate of such Person, (i) that is determined by a Gaming Authority to be unsuitable to Own or Control such securities or unsuitable to be connected or associated with a Person engaging in Gaming Activities in that Gaming Jurisdiction, (ii) that has an Affiliate that is determined by a Gaming Authority to be unsuitable to Own or Control such securities or unsuitable to be connected or associated with a Person engaged in Gaming Activities in that Gaming Jurisdiction or (iii) who causes the corporation or any Affiliated Company to lose or to be threatened with the loss of, or who, in the sole discretion of the Board of Directors of the corporation, is deemed likely to jeopardize the corporation's or any Affiliated Company's right to use of, entitlement to or application for, any Gaming License.

         Section 2. Compliance with Gaming Laws. The corporation, all Persons Owning or Controlling securities of the corporation and any Affiliated Companies, and each director and officer of the corporation and any Affiliated Companies shall comply with all requirements of the Gaming Laws in each Gaming Jurisdiction in which the corporation or any Affiliated Companies conducts or seeks to conduct Gaming Activities. All securities of the corporation shall be held subject to the requirements of such Gaming Laws.

         Section 3.        Finding of Unsuitability.

(a) The securities Owned or Controlled by a Unsuitable Person shall be redeemable by the corporation, out of funds legally available therefor, by appropriate action of the Board of Directors, to the extent required by the Gaming Authority making the determination of unsuitability or as required to comply with the Gaming Laws to obtain or maintain, Gaming Licenses in such jurisdictions, or renewals thereof, or to the extent deemed necessary or advisable by the Board of Directors of the corporation in its good faith determination. If a Gaming Authority requires the corporation, or the Board of Directors of the corporation deems it necessary or advisable, to redeem such securities, the corporation shall serve a Redemption Notice on the Unsuitable Person and shall purchase the securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such securities shall no longer de deemed to be outstanding and all rights of the Unsuitable Person or any Affiliate of the Unsuitable Person therein, other than the right to receive the Redemption Price, shall cease. The Unsuitable Person shall surrender the certificates for any securities to be redeemed in accordance with the requirements of the Redemption Notice.

(b) In the event the Board of Directors of the corporation in its sole discretion determines that a redemption of the securities of an Unsuitable Person in the manner set forth in clause (a) of this Section 3 would adversely affect the corporation, then in lieu of Redemption Notice, the corporation shall serve the Unsuitable Person with a Divestiture Notice. The Unsuitable Person shall thereafter promptly undertake to complete such Divestiture by the Divestiture Date. The corporation may elect to, but shall not be required to, file a registration statement under applicable securities laws to register such securities, in which case the Unsuitable Person will cooperate fully with the corporation in the preparation and filing of such registration statement.

(c) Commencing on the date that a Person is found to be an Unsuitable Person, and until the securities Owned or Controlled by the Unsuitable Person or the Affiliate of an Unsuitable Person are redeemed or divested in accordance with this Section 3, or such Person is no longer an Unsuitable Person or an affiliate of an Unsuitable Person, the Unsuitable Person and each Affiliate of an Unsuitable Person may not (a) receive any dividend or interest with regard to the securities, (b) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in the securities of the corporation entitled to vote or (c) receive any remuneration in any form from the corporation or an Affiliate Company for services rendered or otherwise.

         Section 4. Issuance and Transfer of Securities. The corporation shall not issue or transfer any securities or any interest, claim or charge thereon or thereto except in accordance with applicable Gaming Laws. The issuance or transfer of any securities in violation thereof shall be ineffective until (a) the corporation shall cease to be subject to the jurisdiction of the applicable Gaming Authorities or (b) the applicable Gaming Authorities shall, by affirmative action or notice, validate said issuance or transfer or waive any defect in said issuance or transfer.

         Section 5. Indenture Restrictions. From and after the Effective Date, the corporation shall cause to be placed in every indenture or other operative document relating to publicly traded securities (other than capital stock) of the corporation or any of its subsidiaries entered into following such date a provision requiring that any Person or Affiliate of a Person who holds the indebtedness represented by that indenture and is found to be unsuitable to hold such interest shall have the interest redeemed or shall dispose of the interest in the corporation in the manner set forth in the indenture or other document.

         Section 6. Notices. All notices given by the corporation pursuant to this Article, including Redemption Notices, shall be in writing and shall be deemed given when delivered by personal service or telegram, facsimile, overnight courier or first class mail, postage prepaid, to the Person's address as shown on the corporation's books and records.

         Section 7. Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify the corporation and its Affiliated Companies for any and all costs, including attorneys' fees, incurred by the corporation and its Affiliated Companies as a result of such Unsuitable Person's or Affiliate's continuing Ownership or Control or failure to promptly divest itself of any securities in the corporation.

         Section 8. Injunctive Relief: The corporation is entitled to injunctive relief in any court of competent jurisdiction to enforce the provisions of this Article and each holder of the securities of the corporation shall be deemed to have acknowledged, by acquiring the securities of the corporation, that the failure to comply with this Article will expose the corporation to irreparable injury for which there is no adequate remedy at law and that the corporation is entitled to injunctive relief to enforce the provisions of this Article.

         Section 9. Use of terms. All references to any term in the plural shall be deemed to include the singular of such term and visa versa."

2. That this amendment was approved by the favorable vote of 3,225,454 shares (with 24,800 shares abstaining and 68,320 shares voting against), which constituted more than 60% of the issued and outstanding stock entitled to vote at the Annual Meeting.

         IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Amendment to the Second Restated Articles of Incorporation of Riviera Holdings Corporation this 9th day of July, 1999.

                                  / s /  William L. Westerman

                                  ---------------------------------
                                  William L. Westerman
                                  President and
                                  Chairman of the Board of Directors



                                  / s /  Duane R. Krohn

                                  -----------------------------------
                                  Duane R. Krohn
                                  Secretary
STATE OF NEVADA   )
                                    ) ss:
COUNTY OF CLARK   )

         This instrument was acknowledged before me on the 9th day of July, 1999, by William L. Westerman as President and Duane R. Krohn, Secretary of Riviera Holdings Corporation, a Nevada corporation.


                                   / s /  Ellen Taff

                                   ----------------------------
                                   Signature of Notarial Officer

                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                          RIVIERA HOLDINGS CORPORATION


         THIS IS TO CERTIFY that, pursuant to the unanimous approval of the board of directors of Riviera Holdings Corporation, a Nevada corporation (the "Company") and the approval of the holders of more than 60% of the outstanding shares of the Common Stock of the Company entitled to vote, the following resolution was adopted in accordance with Nevada Revised Statutes ss.78.385 and 78.390:

         RESOLVED, that Article III, Section 7 of the Company's articles of incorporation (the "Articles of Incorporation") be and hereby is amended as follows:

1.                Subsection 7(c) is amended to read as follows: "(c)
                  [INTENTIONALLY DELETED.]"

2. In the first section of Subsection 7(d), the phrase "and in the first section of Subsection 7(c)" is deleted.

3. In Subsection 7(o), the phrase ", including, without limiting Subsection 7(c)" is deleted.

         IN WITNESS WHEREOF, the undersigned President of the Company has executed and subscribed to this Certificate and affirms the foregoing as true as of the date set forth below.


                                           -------------------------------
                                           William L. Westerman, President

                                           Date:  July 15, 2003